EXHIBIT 99.1

NEWS RELEASE for April 27, 2004 at 1:00 AM EDT Investors: Matt Clawson Allen & Caron, Inc 949-474-4300	ChromaVision Medical Systems, Inc.: Stephen T. D. Dixon Executive Vice President & CFO (888) 443-3310

CHROMAVISION REPORTS 2004 FIRST QUARTER RESULTS

SAN JUAN CAPISTRANO, Calif. (April 27, 2004) – ChromaVision Medical Systems, Inc. (Nasdaq: CVSN), the leading provider of automated cell-imaging systems and manufacturer of the ACIS® digital microscope system, today announced results for its first quarter ended March 31, 2004. During the quarter, the company announced structural and strategic initiatives enabling the company to serve two new and growing markets in diagnostic professional services and completed two equity financings, which significantly strengthened the company’s balance sheet.

     As anticipated, ACIS related revenue was impacted in the 2004 first quarter by decreased reimbursement rates for certain core breast cancer tests coming in at $1.9 million, a decrease from the prior year’s first quarter revenue of $2.9 million, a period when reimbursement levels were considerably higher. The net loss attributable to common stock for the 2004 first quarter was $3.3 million or $0.08 loss per share, compared to a loss of $2.2 million, or $0.06 loss per share in the 2003 first quarter. The net loss for this year’s first quarter included approximately $600,000 of costs related to the build out of the Company’s previously announced expansion of cancer diagnostic laboratory services, biopharma services, and the in-sourcing of the Company’s Access remote pathology program.

     Per-use revenues for the first quarter of 2004 totaled $1.6 million and were the result of 241 systems billing at the end of the quarter, comprised of 150 full ACIS systems and 91 remote workstations. These figures compare to revenue of $2.7 million and 236 billing systems at the end of the first quarter of 2003. Revenue per unit for the first quarter was $3,495 and $385 for ACIS and remote workstations, respectively.

     As a result of the $5 million equity financing that closed February 10 and the first $8 million traunch of the $21 million equity financing announced on March 26, the cash balance at March 31, 2004 was $12.0 million. A second and final $12 million traunch of the private placement will fund today, further strengthening the Company’s balance sheet.

     Michael F. Cola, Chairman and Interim CEO, said, “While reimbursement rates caused a decline in per use revenue figures in this year’s first quarter, these amounts were very much in line with our expectations for the beginning of the year. We did, however, make important progress on several fronts related to our 2004 business plan during the quarter. More than 90 percent of our customers have been transitioned to new contract terms that will better reflect the new payor environment. In addition, we are gaining strong momentum in our initiative to expand sales of systems to research and biopharma accounts, and we expect this will have a positive impact on our results in future quarters.

     “We have already begun to handle new account volumes in our Access technical services laboratory operation and are ready to scale up very quickly to increase these volumes as we bring on additional customers,” Cola added. “We continue to make significant inroads in diagnostic test development with market-leading biopharma accounts. Finally, we have completed two critical equity raises during the quarter that position us solidly to execute on our new business expansion strategies.”

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     Looking ahead, Cola said that ChromaVision expects to see revenues increase from the addition of new system placements, expanded sales of systems to research accounts, and a significant roll out of the company’s Access remote pathology program within its own laboratory facility. He said that the company is also moving forward as planned with the build out of its broader cancer diagnostic service capability and expects to make significant investment in this area to prepare for operational readiness.

Conference Call & Webcast

     The company will host a conference call and live webcast at 11:30 a.m. (Eastern) today to discuss and review results of operations. Interested participants may access the live webcast through the company’s website (www.chromavision.com). Web participants are encouraged to go to the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call for approximately 30 days.

About ChromaVision Medical Systems, Inc.

     ChromaVision Medical Systems, Inc., develops innovative medical systems to improve anatomic pathology diagnostics through accuracy, standardization and quantitation. ChromaVision’s ACIS® (pronounced #-sis) or automated cellular imaging system is a unique patented technology that detects, counts and classifies cells of clinical interest based on color, size and shape to assist pathologists in making critical medical decisions. Peer-reviewed clinical data and publications have demonstrated that the ACIS digital microscope and proprietary software can considerably improve accuracy and consistency over other methods of laboratory testing. ChromaVision’s mission is to improve the quality and reduce the cost of patient care, and speed drug discovery. Many of the top clinical laboratories, hospitals, university medical centers and biopharmaceutical companies in the United States and Europe have adopted the company’s technology.

     ChromaVision and ACIS are registered trademarks of ChromaVision. For more information, visit www.chromavision.com

     ChromaVision is a majority owned subsidiary of Safeguard Scientifics (NYSE: SFE). Safeguard Scientifics, Inc. is an operating company creating long-term value by taking controlling interest in and developing its companies through superior operations and management. Safeguard operates businesses that provide business decision and life science software-based product and service solutions. For more information, visit www.safeguard.com.

Certain statements contained herein regarding ChromaVision Medical Systems, Inc. involve risks and uncertainty and are forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Future events and the Company’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, the Company’s ability to successfully implement its plans to begin offering cancer diagnostic laboratory services, biopharma services and in-sourcing of the Company’s Access remote pathology program, the performance and acceptance of the Company’s system and service offerings in the marketplace, the Company’s ability to expand and maintain a successful sales and marketing organization, changes in rates of third party payer reimbursement for tests performed using the Company’s system, the ability to obtain additional financing for its business on favorable terms or at all, unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in developing any new software 2applications, failure to obtain FDA clearance or approval for particular applications, the outcome of currently pending and any future litigation that involves the Company, the Company’s ability to compete with other technologies and with emerging competitors in cell imaging, dependence on third parties for collaboration in developing new tests and in distributing the Company’s systems and tests performed on the system, and risks detailed from time to time in the Company’s SEC reports, including

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quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. Recent experience with respect to ACIS placements, new contracts for placements, revenues and results of operations may not be indicative of future results for the reasons set forth above. For forward-looking statements contained herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The company does not assume any obligation to update any forward-looking statements or other information contained in this document.

-Tables to Follow-

CHROMAVISION REPORTS 2004 FIRST QUARTER RESULTS
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Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
Revenues:
Per Click and Other	$1,560	$2,669
System Sales	371	184

Total Revenue	1,931	2,853

Cost of revenue	926	859

Gross profit	$1,005	$1,994

Gross profit %	52%	70%

Expenses:
Selling, general and administrative	3,261	3,061
Research and development	1,029	1,134

Total operating expenses	$4,290	$4,195

Other income/(expense)	(61)	8

Net loss	$(3,346)	$(2,193)

Net loss per common share:
Basic	$(0.08)	$(0.06)
Diluted	$(0.08)	$(0.06)

Weighted average number of common shares outstanding	39,917,232	34,568,910

CHROMAVISION REPORTS 2004 FIRST QUARTER RESULTS
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ChromaVision Medical Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	Dec 31,
	2004	2003
	(Unaudited)

Cash and cash equivalents	$12,034	$1,699
PP&E, net	5,493	5,086
Accounts receivable, net	2,053	2,496
All other assets, net	1,548	1,770

Total assets	$21,128	$11,051

Total current liabilities	$3,721	$3,224
Total long-term liabilities	1,538	1,808
Stockholders’ equity	15,869	6,019

Total liabilities and stockholders’ equity	$21,128	$11,051